As filed with the Securities and Exchange Commission on March 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	73-1567067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 West Sheridan Avenue

Oklahoma City, OK 73102-5015

(405) 235-3611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lyndon C. Taylor

Executive Vice President and Chief Legal & Administrative Officer

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, OK 73102-5015

(405) 235-3611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Fernicola

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by this registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amounts to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock; preferred stock; depositary shares; warrants; debt securities; stock purchase contracts; stock purchase units	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)

An unspecified number of the securities of each identified class of securities of Devon Energy Corporation is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Devon Energy Corporation

COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES, WARRANTS, DEBT SECURITIES, STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

By this prospectus, Devon Energy Corporation may offer, from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares representing an interest in our preferred stock;

•	warrants to purchase our debt or equity securities;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	stock purchase contracts to purchase shares of our common stock or other securities; and

•

stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific terms of any securities to be offered in a supplement to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully and in their entirety before investing.

Our common stock, par value $0.10 per share, is listed on the New York Stock Exchange and its trading symbol is “DVN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in securities involves risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 6, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise indicates, the terms “Devon,” “we,” “us” and “our” in this prospectus mean Devon Energy Corporation, a Delaware corporation, and its consolidated subsidiaries. However, in the “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities” and “Description of Stock Purchase Contracts and Stock Purchase Units” of this prospectus, references to “Devon,” “we,” “us” and “our” are to Devon Energy Corporation only and not its subsidiaries.

DEVON ENERGY CORPORATION

A Delaware corporation formed in 1971 and publicly held since 1988, Devon is an independent energy company engaged primarily in the exploration, development and production of oil, natural gas and natural gas liquids. Our operations are concentrated in various onshore areas in the U.S. Our principal and administrative offices are located at 333 West Sheridan Avenue, Oklahoma City, Oklahoma 73102-5015. Our telephone number at that location is (405) 235-3611.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements include those concerning strategic plans, our expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this prospectus or the documents that we incorporate by reference that address activities, events or developments that Devon expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to:

•	the volatility of oil, gas and natural gas liquids prices;

•	uncertainties inherent in estimating oil, gas and natural gas liquids reserves;

•	the extent to which we are successful in acquiring and discovering additional reserves;

•	the uncertainties, costs and risks involved in our operations, including as a result of employee misconduct;

•	regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters;

•	risks related to regulatory, social and market efforts to address climate change;

•	risks related to our hedging activities;

•	counterparty credit risks;

•	risks relating to our indebtedness;

•	cyberattack risks;

•	our limited control over third parties who operate some of our oil and gas properties;

•	midstream capacity constraints and potential interruptions in production;

•	the extent to which insurance covers any losses we may experience;

•	competition for assets, materials, people and capital;

•	risks related to investors attempting to effect change;

•	our ability to successfully complete mergers, acquisitions and divestitures; and

•

any of the other risks and uncertainties discussed in this prospectus, any prospectus supplement, the documents that we incorporate by reference and our Annual Report on Form 10-K and other filings with the SEC.

All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise our forward-looking statements based on new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision and acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risks described in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

General

Devon’s authorized capital stock consists of:

•	1.0 billion shares of common stock, par value $0.10 per share; and

•	4.5 million shares of preferred stock, par value $1.00 per share.

As of February 28, 2020, there were 384,270,153 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of common stock will be entitled to receive dividends out of legally available funds when and if declared by our board of directors. Subject to the rights of the holders of any outstanding shares of preferred stock, holders of shares of common stock will be entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. They will not be entitled to cumulative voting rights for the election of directors. The shares of common stock have no preemptive, conversion or other rights to subscribe for or purchase any of our securities. Upon our liquidation or dissolution, the holders of shares of common stock are entitled to share ratably in any of our assets that remain after payment or provision for payment to creditors and holders of preferred stock.

Preferred Stock

The preferred stock may be issued in one or more series. Our board of directors may establish attributes of any series, including the designation and number of shares in the series, dividend rates (cumulative or noncumulative), voting rights, redemptions, conversion or preference rights and any other rights and qualifications, preferences and limitations or restrictions on shares of a series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Devon without any vote or action by the stockholders and may adversely affect the voting and other rights of the holders of shares of common stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series.

This summary of the undesignated preferred stock discusses terms and conditions that we expect may apply to any series of the preferred stock that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

We expect the prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus to include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the circumstances in which dividends shall be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	the terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our restated certificate of incorporation;

•

whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our restated certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the federal income tax considerations applicable to the preferred stock.

Subject to our restated certificate of incorporation and to any limitations imposed by any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as our board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Certain Anti-Takeover Matters

Our restated certificate of incorporation and our amended and restated bylaws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and certain provisions of the General Corporation Law of the State of Delaware, or the “DGCL,” could delay or prevent a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing a change in control, which could harm our stock price. Following is a description of the anti-takeover effects of certain provisions of our restated certificate of incorporation and our amended and restated bylaws.

No cumulative voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our restated certificate of incorporation provides that cumulative voting is not permitted.

Calling of special meetings of stockholders. Our amended and restated bylaws provide that special meetings of our stockholders may be called only by or at the direction of our board of directors, the chairman of our board of directors, our president or by our secretary upon an appropriately made written request of one or more record holders owning, and having held continuously for a period of at least one year prior to the date such request is delivered, an aggregate of not less than 25% of the voting power of all outstanding shares of our capital stock.

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders or a stockholder requested special meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice regarding an annual meeting of stockholders must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders, a stockholder requested special meeting of stockholders or make nominations for directors.

No action by stockholder consent. Our restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders of Devon must be effected at a duly called annual or special meeting of Devon’s stockholders, and specifically denies to the stockholders the ability to consent in writing to the taking of any action.

Limitations on liability and indemnification of officers and directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our restated certificate of incorporation provides that directors shall not be liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, officers, employees and agents in certain circumstances and also authorize us to carry directors’ and officers’ insurance for the benefit of our directors, officers, employees and agents. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage our stockholders from bringing lawsuits against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Board authority to amend bylaws. Under our restated certificate of incorporation and our amended and restated bylaws, our board of directors has the authority to adopt, amend or repeal our bylaws without the approval of our stockholders. However, our stockholders also have the right, with the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of voting stock and without the approval of our board of directors, to adopt, amend or repeal our bylaws.

General Corporation Law of the State of Delaware. Devon is a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction that results in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 could make it more difficult for a person who would be an “interested stockholder” to effect a “business combination” with Devon. Section 203 of the DGCL may encourage any person interested in acquiring Devon to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in such person becoming an interested stockholder. Section 203 of the DGCL also may make it more difficult to effect transactions involving our Company that our stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “DVN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is c/o Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078 and its telephone number is (877) 860-5820.

DESCRIPTION OF DEPOSITARY SHARES

General

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	Devon;

•	a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Withdrawal of Preferred Stock

Any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.

Conversion of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of Devon, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of Devon. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of Devon. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants sets forth certain general terms and provisions of the warrants to which this prospectus and any prospectus supplement may relate. The particular terms of any warrants and the extent to which the general provisions may apply to such warrants will be described in a prospectus supplement relating to such warrants.

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder of warrants to purchase for cash or other consideration the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued and the currency or composite currency you may use to purchase the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•

if applicable, the principal amount of debt securities you may purchase upon exercise of each debt warrant and the price and currency or composite currency or other consideration (which may include debt securities) you may use to purchase such principal amount of debt securities upon such exercise;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	the terms of any mandatory or option redemption by us;

•	the identity of the warrant agent;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series.

Any debt securities offered by this prospectus will be issued under one or more indentures between Devon and a trustee. We have summarized selected provisions of the indentures below. Devon senior debt securities are to be issued under an indenture between Devon and UMB Bank, National Association, as trustee (the “Devon senior indenture”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Devon subordinated debt securities are to be issued under an indenture (the “Devon subordinated indenture”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Devon senior indenture and the Devon subordinated indenture are sometimes referred to herein, collectively, as the “indentures” and each, individually, as an “indenture.” You should read the indentures for provisions that may be important to you.

Because we have included only a summary of the indenture terms, you must read the indentures in full to understand every detail of the terms of the debt securities.

The indentures will not limit the amount of debt securities we may issue under them, and will provide that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time.

Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Principal and any premium and interest in respect of the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, we may pay interest by mailing checks to the registered holders of the debt securities at their registered addresses.

We will describe any special U.S. federal income tax and other considerations relating to the debt securities in the applicable prospectus supplement.

General

The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date on which the principal of the debt securities will be payable;

•	the terms of the subordination of any series of Devon subordinated debt securities;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•

the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•

whether the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•

the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

•	the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

•

a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, at holder’s option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	any sinking fund terms;

•

whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder; the term “interest,” as used in this prospectus, includes any additional amounts;

•	any events of default or covenants of Devon with respect to the debt securities of a certain series that are different from those described in this prospectus;

•	whether and under what circumstances any covenants in the indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time. The debt securities of any one series need not bear interest at the same rate or mature on the same date.

If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities in the applicable prospectus supplement.

Except as may be described in the applicable prospectus supplement, the indenture will not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. The prospectus supplement relating to the particular series of debt securities, to the extent not otherwise described in this prospectus, will include any information with respect to any deletions from, modifications of or additions to the covenants or events of default described below and contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Unless otherwise indicated in the applicable prospectus supplement, Devon’s obligation to pay the principal of, and any premium and interest on, its senior debt securities will be unsecured and will rank equally with all of Devon’s other unsecured unsubordinated indebtedness.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and special considerations that apply to those debt securities in the applicable prospectus supplement.

Exchange, Registration and Transfer

Unless otherwise specified, debt securities of any series will be exchangeable for other debt securities of the same series and of like aggregate principal amount and tenor in different authorized denominations.

You may present debt securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•

execute, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	execute, register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, we will pay the principal of, and any premium and interest on, debt securities at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in Kansas City, Missouri, will be designated as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities.

All monies we pay to a paying agent for the payment of principal of, and any premium and interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement, or a custodian for such depository. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of participants that have accounts with the depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records.

The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

We will make payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests of the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest relating to a permanent global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In that instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in denominations, unless we specify otherwise, of $2,000 and in integral multiples of $1,000 in excess thereof.

For a description of the depositary arrangements for global securities held by The Depository Trust Company, also known as DTC, see “Book-Entry Securities.”

Events of Default

Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an “event of default” under the indentures with respect to the debt securities of any series issued under the indentures:

•	if we fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

•	if we fail to pay principal of, or any premium on, the debt securities of that series when due and payable, either at maturity or otherwise;

•

if we fail to perform or we breach any of our other covenants or warranties in the applicable indentures or in the debt securities of that series, other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series, and that breach or failure continues for 60 days (subject to extension under certain circumstances for another 120 days) after written notice as provided in the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us or certain of our subsidiaries; and

•	any other event of default provided with respect to the debt securities of that series.

If an event of default occurs because we fail to pay the principal of, or premium or interest on, the debt securities of any series or we fail to perform or breach any of the other covenants or warranties applicable to the debt securities of that series but not applicable to all outstanding debt securities, and such event of default is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of, and any premium and interest on, the debt securities of that series to be due and payable immediately. If an event of default occurs due to default in the performance of any other of the covenants and warranties applicable to all outstanding debt securities or pertaining to certain events of bankruptcy, insolvency or reorganization, and the event of default is continuing, either the trustee or the holders of not less than 25% in principal amount of all debt securities then outstanding (considered as one class), may declare the principal amount of, and any premium and interest on, all debt securities to be due and payable immediately. There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, we may cause such declaration of acceleration to be rescinded and annulled with respect to the debt securities of any series if we deposit with the trustee an amount sufficient to pay all overdue interest on the debt securities of that series, the principal of and premium, if any, on the debt securities of that series that have become due and payable otherwise than by such declaration of acceleration and all amounts due to the trustee and if all other events of default with respect to the debt securities of that series have been cured or waived.

Within 90 days after the occurrence of any event of default under the indentures with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the event of default to the holders of the debt securities of that series unless the event of default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Defeasance

Unless the applicable prospectus supplement provides otherwise, any debt securities, or portion of the principal amount of the debt securities, will be deemed to have been paid for purposes of the applicable indentures, and, at our election, our entire indebtedness with respect to the debt securities, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the trustee or any paying agent other than us, in trust, money, certain eligible obligations, as defined in the applicable indentures, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof.

The applicable prospectus supplement will describe, if applicable, our ability to be released from any of our covenant obligations under the indentures.

Modification and Waiver

The trustee under a particular indenture and Devon may, without the consent of holders, modify or waive provisions of that indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended. The trustee under a particular indenture and Devon may modify or waive certain provisions of that indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series issued under that indenture affected by the modification or waiver. However, the provisions of any indenture may not be waived or modified without the consent of the holders of each debt security affected thereby if the modification or waiver would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security issued under that indenture;

•

reduce the principal amount of, or interest on, any debt security issued under the indenture, or change the method of calculating the interest on, or reduce any premium payable upon the redemption of, any such debt security;

•

change the coin or currency (or other property) in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of the holders of which is required under that indenture in order to take certain actions; or

•

modify any of the provisions of Sections 12.02, 6.07 (6.06 in the case of the form of Devon subordinated indenture) and 8.13 of each indenture relating to modifying the indenture, waiving certain covenants and waiving past defaults, respectively.

The holders of at least a majority in aggregate principal amount of outstanding debt securities of any series issued under an indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under either of the indentures may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (as defined in the applicable indenture) unless:

•	the corporation formed by the consolidation or into which we are merged, or the person which acquires by conveyance or transfer, or which leases, substantially all of our properties and assets:

•	is organized and validly existing under the laws of the United States, any domestic jurisdiction or the District of Columbia; and

•	expressly assumes our obligations on the debt securities and under the applicable indenture;

•	immediately after the transaction becomes effective, no event of default, and no event that would become an event of default, will have occurred and be continuing; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel as provided in the applicable indenture.

Covenants

Unless otherwise specified in the prospectus supplement, the following covenants will apply to the senior debt securities issued by Devon. Various capitalized terms used within this “Covenants” subsection are defined at the end of this subsection.

Liens

Neither Devon nor any of its Restricted Subsidiaries may incur, issue, assume or guarantee any Debt that is secured by a Mortgage on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary of Devon, without first effectively providing that the debt securities (together with, if Devon so determines, any other indebtedness of Devon or its Restricted Subsidiaries that is not subordinate in right of payment to the prior right of payment in full of the debt securities) will be secured equally and ratably with, or prior to, the incurred, issued, assumed or guaranteed secured Debt, for so long as this secured Debt remains so secured.

This limitation on the incurrence, issuance, assumption or guarantee of any Debt secured by a Mortgage will not apply to, and there will be excluded from any secured Debt in any computation under this covenant, Debt secured by:

•	Mortgages existing at the date of the indenture;

•

Mortgages on property of, or on any shares of stock or Indebtedness of, any entity existing at the time the entity is merged into or consolidated with Devon or becomes a Restricted Subsidiary of Devon;

•	Mortgages in favor of Devon or any of its Restricted Subsidiaries;

•	Mortgages securing only Debt owed by one of our Restricted Subsidiaries to us and/or to one or more of our other Restricted Subsidiaries;

•	Mortgages on property, shares of stock or Indebtedness:

(a)	existing at the time of acquisition thereof, including acquisitions through merger, consolidation or other reorganization;

(b)	to secure the payment of all or any part of the purchase price thereof or construction thereon; or

(c)

to secure any Debt incurred prior to, at the time of, or within one year after the later of the acquisition, the completion of construction or the commencement of full operation of the property or within one year after the acquisition of the shares or Indebtedness for the purpose of financing all or any part of the purchase price thereof or construction thereon;

provided that, if a commitment for the financing is obtained prior to or within this one-year period, the applicable Mortgage will be deemed to be included in this clause whether or not the Mortgage is created within this one-year period;

•

Mortgages in favor of the United States, any state thereof, Canada, or any province thereof, or any department, agency or instrumentality or political subdivision of any of the foregoing, or in favor of any other country or any political subdivision thereof;

•

Mortgages on minerals or geothermal resources in place, or on related leasehold or other property interests, that are incurred to finance development, production or acquisition costs, including, but not limited to, Mortgages securing advance sale obligations;

•	Mortgages on equipment used or usable for drilling, servicing or operating oil, gas, coal or other mineral properties or geothermal properties;

•

Mortgages required by any contract or statute in order to permit Devon or any of its subsidiaries to perform any contract or subcontract made with or at the request of the United States, any state thereof, Canada, any province thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of any of the foregoing;

•

any Mortgage resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Debt of Devon or any of its Restricted Subsidiaries or secured Debt of Devon or any of its Restricted Subsidiaries the net proceeds of which are used, substantially concurrent with the funding thereof, and taking into consideration, among other things, required notices to be given to the holders of the outstanding securities in connection with the refunding, refinancing or repurchase thereof, and the required corresponding durations thereof, to refund, refinance or repurchase all of the outstanding securities, including the amount of all accrued interest thereon and reasonable fees and expenses and premiums, if any, incurred by Devon or any of its Restricted Subsidiaries in connection therewith;

•	any “Ordinary Course Mortgages” arising, and only so long as continuing, in the ordinary course of our business; and

•

any extension, renewal or replacement, or successive extensions, renewals or replacements, of any Mortgage referred to in the foregoing clauses, so long as the extension, renewal or replacement Mortgage is limited to all or a part of the same property, including any improvements on the property, shares of stock or Indebtedness that secured the Mortgage so extended, renewed or replaced.

Notwithstanding anything mentioned above, Devon and any one or more of its Restricted Subsidiaries may incur, issue, assume or guarantee Debt secured by Mortgages that would otherwise be subject to the above restrictions if the aggregate amount of the Debt secured by the Mortgages, together with the outstanding principal amount of all other secured Debt of Devon and its Restricted Subsidiaries that would otherwise be subject to the above restrictions, does not exceed 15% of Consolidated Net Tangible Assets.

The following transactions shall not be deemed to create Debt secured by a Mortgage:

•

the sale or other transfer of oil, gas, coal or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount of money, however determined, or a specified amount of oil, gas, coal or other minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil, gas, coal or other mineral payment or a production payment, and including, in any case, overriding royalty interests, net profit interests, reversionary interests and carried interests and other similar burdens on production; and

•

the sale or other transfer by Devon or any of its Restricted Subsidiaries of properties to a partnership, joint venture or other entity whereby Devon or the Restricted Subsidiary would retain partial ownership of the properties.

Definitions

“Consolidated Net Tangible Assets” means, calculated as of the date of the financial statements for the most recently ended fiscal quarter or fiscal year, as applicable, prior to the date of determination, the aggregate amount of assets of Devon and its consolidated subsidiaries, less applicable reserves and other properly deductible items but including investments in non-consolidated entities, after deducting therefrom:

•

all current liabilities, excluding any portion thereof constituting Funded Debt by reason of being renewable or extendible at the option of the obligor beyond 12 months from the date of determination; and

•

all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on a consolidated balance sheet of Devon and computed in accordance with accounting principles generally accepted in the United States.

“Debt” means indebtedness for money borrowed.

“Funded Debt” means all Debt of Devon or any of its subsidiaries for money borrowed, which is not by its terms subordinated in right of payment to the prior payment in full of the debt securities, having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of fewer than 12 months but by its terms being:

•	renewable or extendible beyond 12 months from such date at the option of the obligor; or

•

issued in connection with a commitment by a bank or other financial institution to lend so that the indebtedness is treated as though it had a maturity in excess of 12 months pursuant to accounting principles generally accepted in the United States.

“Indebtedness” means Debt.

“Mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Offshore” means the lands beneath the navigable waters of the U.S. or Canada, or the continental shelf of the U.S. or Canada.

“Ordinary Course Mortgages” means:

•

Mortgages for taxes, assessments or governmental charges or levies on the property of Devon or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on Devon’s books;

•

Mortgages imposed by law, such as carriers’, warehousemen’s, landlords’ and mechanics’ liens and other similar liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on Devon’s books;

•	Mortgages arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

•

Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Devon or any Restricted Subsidiary, as the case may be;

•	Mortgages arising under operating agreements or similar agreements in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

•	Mortgages reserved in oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases;

•

Mortgages pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out-agreements, division orders, contracts for the sale, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, forward sale agreements, oil and gas delivery obligations, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production of the extraction of products therefrom;

•	Mortgages on personal property (excluding the capital stock or indebtedness of any Restricted Subsidiary) securing indebtedness maturing not more than one year from the date of its creation; and

•	Mortgages relating to a judgment or other court-ordered award or settlement as to which Devon has not exhausted its appellate rights.

“Principal Property” means any oil, gas or mineral producing property, or any refining, processing, smelting or manufacturing facility located in the U.S., Canada or Offshore, other than:

•	property employed in transportation, distribution or marketing;

•	information and electronic data processing equipment; or

•	any property that, in the opinion of the Board of Directors of Devon, is not materially important to the total business conducted by Devon and its subsidiaries as an entirety.

“Restricted Subsidiary” means Devon Financing Company, L.L.C. and any other subsidiary of Devon:

•	a substantial portion of the property of which is located, or a substantial portion of the business of which is carried on, within the U.S., Canada or Offshore;

•	that owns or leases under a capital lease any Principal Property; and

•	that has Stockholders’ Equity exceeding 5% of Consolidated Net Tangible Assets.

“Stockholders’ Equity” means, with respect to any corporation, partnership, joint venture, association, joint stock company, limited liability company, unlimited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof, stockholders’ equity, as computed in accordance with accounting principles generally accepted in the United States.

The Trustee

We may appoint a separate trustee for any series of debt securities. In the description of a series of debt securities, the term “trustee” refers to the trustee appointed with respect to such series of debt securities. The trustee may be a depository for funds and perform other services for, and may transact other banking business with, Devon and its subsidiaries in the normal course of business.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any Devon subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The Devon subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of stock purchase contracts and stock purchase units sets forth certain general terms and provisions of the stock purchase contracts and stock purchase units to which this prospectus and any prospectus supplement may relate. The particular terms of any stock purchase contracts and stock purchase units and the extent to which the general provisions may apply to such stock purchase contracts and stock purchase units will be described in a prospectus supplement relating to such stock purchase contracts and stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than our common stock, to investors in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be DTC. We have been informed by DTC that its nominee will be Cede & Co., or Cede. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Exchange Act.

DTC has also informed us that it was created to:

•	hold securities for “participants;” and

•

facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, a nominee for DTC. These payments will be forwarded to DTC’s participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered; or

•

we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•

DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of Devon, the trustees, any registrar and transfer agent or any depository, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriters will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions, and any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Sale Through Agents

We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Direct Sales

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery or Forward Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. Each series of offered securities will be a new issue and, other than the common stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters by legal counsel named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Devon and its subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report covering the December 31, 2019 financial statements refers to changes in accounting principles related to revenue and leases.

Certain information with respect to Devon’s oil and gas reserves derived from the report of LaRoche Petroleum Consultants, Ltd., independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firms as experts with respect to matters covered by such reports and in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you, free of charge, on the SEC’s website at http://www.sec.gov. You may also obtain additional information by visiting our website at http://www.devonenergy.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC.

We filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Devon.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2019.

2.	The portions of our Definitive Proxy Statement filed April 24, 2019 that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

3.	The description of our common stock set forth in our Current Report on Form 8-K, filed September 14, 2017, including any amendment or report filed for the purposes of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the completion of the offering. However, information or documents that we have “furnished” or will “furnish” under Items 2.02 and 7.01 of Form 8-K or other applicable SEC rules are not incorporated herein by reference.

We will provide documents incorporated by reference in this prospectus without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus (at no cost) by requesting them in writing, by e-mail or by telephone from us at the following address:

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102-5015

Attention: Corporate Secretary

Telephone: (405) 235-3611

CorporateSecretary@dvn.com.

You can also get more information by visiting our website at “http://www.devonenergy.com.” Website materials are not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions to be paid by us.

Amount to be Paid
SEC registration fee			*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Blue sky fees		*	*
Printing fees		*	*
Rating agency fees		*	*
Trustee’s fees and expenses		*	*
Depositary’s fees and expenses		*	*
Miscellaneous		*	*
Total	$	*	*

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Article VIII of Devon’s restated certificate of incorporation contains a provision, permitted by Section 102(b)(7) of the DGCL, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provide that the provision does not eliminate or limit liability:

•	for any breach of the director’s duty of loyalty to Devon or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper benefit.

Section 145 of the DGCL permits indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right or the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnify for such expenses as the court deems proper. Article X of Devon’s restated certificate of incorporation provides for such indemnification.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such person against such liabilities under the provisions of such sections. Devon has purchased such insurance.

Section 145 of the DGCL further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Article VIII of Devon’s amended and restated bylaws contains provisions regarding indemnification that parallel those described above.

We have entered into indemnification agreements with each of our directors. Subject to various terms and conditions, the indemnification agreements provide for, among other things, (i) indemnification rights for the directors with respect to certain claims and liabilities to the fullest extent permitted by Delaware law, (ii) the right to advancement of expenses for the directors with respect to certain claims and liabilities, (iii) clarification for the processes used to determine whether a director is entitled to indemnification and (iv) the maintenance of directors and officers liability insurance coverage for the directors. We have also entered into agreements with indemnification provisions with certain officers. These provisions indemnify those officers to the maximum extent permitted by law against costs, losses, claims, damages or other liabilities arising from their service to Devon and its affiliates, and such provisions also obligate Devon to maintain directors and officers liability insurance coverage for such officers, subject to certain conditions.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

EXHIBIT INDEX

Exhibit No	Description

1.1	Form of Underwriting Agreement.*

3.1	Registrant’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-K (File No. 001-32318) filed February 21, 2013).

3.2	Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K (File No. 001-32318) filed on January 27, 2016).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 of Registrant’s Registration Statement on Form S-3 (File No. 333-156025) filed on December 9, 2008).

4.2	Form of Preferred Securities Certificate of Designation.*

4.3	Form of Deposit Agreement (including Form of Depositary Receipt).*

4.4	Form of Warrant Agreement.*

4.5	Form of Warrant Certificate.*

4.6	Indenture relating to senior debt securities of Registrant by and between Registrant and UMB Bank, National Association, as trustee, dated as of July 12, 2011 (incorporated by reference to Exhibit 4.1 of Registrant’s Form 8-K (File No. 001-32318) filed on July 12, 2011).

4.7	Form of Indenture relating to subordinated debt securities of Registrant (incorporated by reference to Exhibit 4.7 of Registrant’s Registration Statement on Form S-3 (File No. 333-178453) filed on December 12, 2011).

4.8	Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units.*

Exhibit No	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of LaRoche Petroleum Consultants, Ltd.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

23.3	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility of Trustee under Indenture relating to senior debt securities of Registrant.

*	To be filed by amendment to this registration statement or as an exhibit to a current report which is incorporated in this registration statement by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10 (a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 6, 2020.

DEVON ENERGY CORPORATION

By:	/s/ David A. Hager
	Name:	David A. Hager
	Title:	President and Chief Executive Officer

Power of Attorney

The undersigned do hereby constitute and appoint David A. Hager, David G. Harris, Jeffrey L. Ritenour and Lyndon C. Taylor, or any one of them acting alone, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations, and requirements of the SEC, in connection with this registration statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Hager David A. Hager	President, Chief Executive Officer and Director (principal executive officer)	March 6, 2020

/s/ Jeffrey L. Ritenour Jeffrey L. Ritenour	Executive Vice President and Chief Financial Officer (principal financial officer)	March 6, 2020

/s/ Jeremy D. Humphers Jeremy D. Humphers	Senior Vice President and Chief Accounting Officer (principal accounting officer)	March 6, 2020

/s/ Duane C. Radtke Duane C. Radtke	Chairman of the Board of Directors	March 6, 2020

/s/ Barbara M. Baumann Barbara M. Baumann	Director	March 6, 2020

/s/ John E. Bethancourt John E. Bethancourt	Director	March 6, 2020

Signature	Title	Date

/s/ Ann G. Fox Ann G. Fox	Director	March 6, 2020

/s/ Robert H. Henry Robert H. Henry	Director	March 6, 2020

/s/ Michael M. Kanovsky Michael M. Kanovsky	Director	March 6, 2020

/s/ John Krenicki Jr. John Krenicki Jr.	Director	March 6, 2020

/s/ Robert A. Mosbacher, Jr. Robert A. Mosbacher, Jr.	Director	March 6, 2020

/s/ Keith O. Rattie Keith O. Rattie	Director	March 6, 2020

/s/ Mary P. Ricciardello Mary P. Ricciardello	Director	March 6, 2020